Exhibit 99.1

Clovis Oncology Announces Exercise by Initial Purchasers of Their Option to Purchase an Additional $13.0 Million Aggregate Principal Amount of the Company’s 4.50% Convertible Senior Notes Due 2024

Boulder, CO, August 22, 2019 – Clovis Oncology, Inc. (NASDAQ: CLVS) announced today that the initial purchasers of the previously announced offering of the Company’s 4.50% Convertible Senior Notes due 2024 (the “notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, have elected to exercise their option to purchase an additional $13.0 million aggregate principal amount of the notes. The settlement of the option is expected to occur on August 23, 2019, subject to customary closing conditions. Following the closing, there will be a total of $263.0 million aggregate principal amount of the notes outstanding.

Clovis Oncology intends to use the net proceeds from the exercise of this option for general corporate purposes, including sales and marketing expenses associated with Rubraca® (rucaparib), funding of Clovis Oncology’s development programs, payment of milestones pursuant to Clovis Oncology’s license agreements, general and administrative expenses, acquisition or licensing of additional product candidates or businesses, repurchase or repayment of other debt obligations and working capital.

The offer and sale of the notes and the shares of common stock issuable upon conversion of the notes have not been registered under the Securities Act or any state securities laws and, unless so registered, the notes and any such shares may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy the notes or any other securities, nor will there be any sale of notes or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Clovis Oncology

Clovis Oncology, Inc. is a biopharmaceutical company focused on acquiring, developing and commercializing innovative anti-cancer agents in the U.S., Europe and additional international markets. Clovis Oncology targets development programs at specific subsets of cancer populations, and simultaneously develops, with partners, for those indications that require them, diagnostic tools intended to direct a compound in development to the population that is most likely to benefit from its use. Clovis Oncology is headquartered in Boulder, Colorado with additional office locations in the U.S. and Europe.

To the extent that statements contained in this press release are not descriptions of historical facts regarding Clovis Oncology, they are forward-looking statements reflecting the current beliefs and expectations of management. Such forward-looking statements involve substantial risks and uncertainties that could cause Clovis Oncology’s actual results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the conditions affecting the capital markets, general economic, industry, or political conditions, and the satisfaction of customary closing conditions related to the proposed offering. Clovis Oncology undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the company in general, see Clovis Oncology’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and its other reports filed with the Securities and Exchange Commission.

Contacts:
Anna Sussman	Breanna Burkart
303.625.5022	303.625.5023
asussman@clovisoncology.com	bburkart@clovisoncology.com

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